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                                                                      Exhibit 21

ICSL LTD SUBSIDIARY LISTING


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NAME                                                 STATE        ALSO KNOWN AS
                                                     INCORP
Atlanta Radiation Care, Inc.                         Delaware

BAB Rad, Inc.                                        New York

Biltmore Advanced Imaging Center                     Arizona      Diagnostic Imaging of Biltmore, Inc

Breathco Incorporated                                Florida

Carmichael Radiation Care, Inc.                      Georgia

CCC Duramed, Inc.                                    Florida

CCC Indiana Lithotripsy, Inc.                        Florida

CCC Lithotripsy, Inc.                                Florida

CCC National Lithotripsy, Inc.                       Florida

CCC Rehab, Inc.                                      Florida

Charlotte Radiation Care, Inc.                       Delaware

Chattanooga Radiation Care, Inc.                     Delaware

Clinical Marketing, Ltd.                             Delaware

Clinical Studies, Ltd.                               Delaware

College Park Radiation Care, Inc.                    Delaware

Dasco Development West, Inc.                         California

DDC Real Estate Corp.                                Florida      Dasco Development Corporation, Inc

Deer Co., Inc.                                       New York

Dekalb Endoscopy Center, Inc.                        Georgia

Garden Surgery Center of Palm Beach County, Inc.     Florida      Palm Beach Gardens Surgery Center of Palm Beach
                                                                  County, Inc.
Garden Surgery Center of Palm Beach County, Ltd.     Florida

Falls Church Radiation Care, Inc.                    Delaware

Lithotripsy America, Inc.                            Florida      CCC Infusion, Inc.

Montgomery Radiation Care, Inc.                      Florida

National Physicians Network Associates Montgomery    Delaware
Radiation Care, Inc.

North Fulton Radiation Care, Inc.                    Delaware

Northern Virginia Radiation Care, Inc.               Delaware

Oceanside Radiation Care, Inc.                       Maryland     Vista Radiation Care, Inc

Nutrichem, Inc.                                      Maryland

Oncology Therapies, Inc.                             Delaware

Radiation Care, Inc.                                 Delaware     Vista Radiation Care, Inc.

Oncology Therapies of America, Inc.                  Florida      Oncology Therapies, Inc

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
Orlando Radiation Care, Inc.                         Delaware
PhyMatrix of Atlanta, Inc.                           Georgia

PhyMatrix of New Jersey, Inc.                        Delaware

PhyMatrix of Atlanta, Inc.                           Georgia

PhyMatrix of Dade County, Inc..                      Florida

PhyMatrix Diagnostics Imaging Northeast, Inc.        Delaware

PhyMatrix Diagnostics Imaging, Inc.                  Delaware

PhyMatrix Endoscopy Center, Inc.                     Delaware

PhyMatrix Management Co., Inc.                       Florida      Phychoice, Inc

PhyMatrix Mid-Atlantic Management, Inc.              Delaware

PhyMatrix Network Management IPA II, Inc.            New York

PhyMatrix Network Management IPA I, Inc.             New York

PhyMatrix Network Management, Inc.                   Delaware

Physician's Choice, Inc.                             Delaware     PhyMatrix Northeast, Inc

CTPhyMatrix Network Management, Inc.                 Delaware

PhyMatrix of Brooklyn, Inc.                          Delaware

PhyMatrix of Central Georgia, Inc.                   Delaware

PhyMatrix of Manatee County, Inc.                    Delaware

PhyMatrix of Tampa, Inc.                             Delaware

PhyMatrix Physician Management, Inc.                 Delaware

PhyMatrix Psychological Management, Inc.             Delaware

PhyMatrix Pulmonary Network, Inc.                    Florida

PhyMatrix Urology Network, Inc.                      Delaware

Physician Consultant & Management Company of NC,     North
Inc.                                                 Carolina

Physician Consultant & Management Company of NY,     New York
Inc.

Physician Consultant & Management Company, Inc.      Florida

Pinnacle Associates, Inc.                            Georgia

Rockville Radiation Care, Inc.                       Delaware

Urology Consultant of South Florida, Inc             Florida

University Place Radiation Care, Inc.                Delaware

Waldorf Radiation Care, Inc.                         Delaware

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